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                                                                  Exhibit 10.2.1

                       EXTENSION OF EMPLOYMENT AGREEMENT


This Agreement (the "Extension Agreement") is dated the 10th day of May, 2007 by and between Tekni-Plex, Inc., a Delaware corporation (the "Employer"), having its principal offices at 201 Industrial Parkway, Somerville, NJ 08876, and F. Patrick Smith, an individual (the "Executive"), residing at 8601 Riviera Court, Tour 18, Flower Mound, TX 75022.

WITNESSETH:

WHEREAS, Executive has been continuously employed by Employer since March 18, 1994 and Executive and Employer desire that Executive continue in his role as the Chairman of the Board of Directors and Chief Executive Officer of Employer, upon the terms and conditions herein set forth;

WHEREAS, on January 30, 1997 Employer and Executive entered into an employment agreement which superseded and replaced in its entirety the prior employment agreement between the Employer and Executive dated March 18, 1994 (as amended, the "Prior Agreement");

WHEREAS, on March 2, 1998 Employer and Executive entered into Amendment Number 1 to the employment agreement dated as of January 30, 1997 (as amended, the "Original Agreement");

WHEREAS, on June 21, 2000 Employer and Executive entered into an amended and restated employment agreement amending the terms of and restating the prior Original Agreement (as amended, the "Amended and Restated Employment Agreement") in connection with the recapitalization of Employer pursuant to the Recapitalization Agreement dated as of April 12, 2000 among Employer and other parties thereto;

WHEREAS, in connection with the issuance by Employer of Series A Preferred Stock under the Preferred Stock Purchase Agreement dated May 13, 2005, Employer and Executive entered into a second amended and restated employment agreement amending the terms of and restating the prior Amended and Restated Employment Agreement (as amended, the "Second Amended and Restated Employment Agreement");

WHEREAS,the Second Amended and Restated Employment Agreement is scheduled to expire on May 13, 2007; and

WHEREAS, on the date hereof, Employer and Executive each desires to extend the term of the existing Second Amended and Restated Employment Agreement;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants contained in this Extension Agreement, Employer and Executive, intending to be legally bound, hereby agree as follows:




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  1.  The Second Amended and Restated Employment Agreement shall remain in effect with its existing terms and conditions until July 13, 2007.

  2. EXECUTION IN COUNTERPARTS. This Extension Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.


IN WITNESS WHEREOF, the parties hereto have caused this Extension Agreement to be executed as of the day and year first above written.


                                              Tekni-Plex, Inc.



                                              By: /s/ James E. Condon
                                                  ------------------------------
                                                  Name:  James E. Condon
                                                  Title: Chief Financial Officer




                                               Executive:


                                               /s/ F. Patrick Smith
                                               ---------------------------------
                                               F. Patrick Smith



Agreed and Accepted:


/s/ Michael F. Cronin
------------------------------
Preferred Stock Designee